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                                                                  Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Ohio Valley Banc Corp. for the registration of 100,000 shares of its common stock for the acquisition of The Jackson Savings Bank and to the incorporation by reference therein of our report dated February 5, 1998, with respect to the consolidated financial statements of Ohio Valley Banc Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                           /s/ Crowe Chizek and Company LLP
                                           -----------------------------------
                                           Crowe Chizek and Company LLP


Columbus, Ohio
September 18, 1998